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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES


Ardent Software Pty. Ltd.
North Sydney, NSW
AUSTRALIA

Unidata Asia Pacific Pty. Ltd.
North Sydney, NSW
AUSTRALIA

VMARK Software Canada Company
Pickering, Ontario
CANADA

Unidata Canada, Ltd.
Pickering, Ontario
CANADA

Ardent Software Ltd.
High Wycombe, Bucks
UNITED KINGDOM

Ardent Software Europe SA
Boulogne
FRANCE

Unidata France SA
Boulogne
FRANCE

O2 Technology SA
Versailles
FRANCE

VMARK Software GmbH
Stuttgart
GERMANY

Easel Japan K.K.
Meguro-ku, Tokyo
JAPAN

VMARK Software Africa Pty. Ltd.
Parktown
SOUTH AFRICA

VMARK Canada, Inc.

VMARK Holding Corp.